Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a “Signatory”) constitutes and appoints Joseph A. Kirk (an “Agent”) his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agent full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agent may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

Thomas A. Brice	Director	February 19, 2007

/s/ TODD D. BRICE Todd D. Brice	President and Director	February 19, 2007

/s/ JAMES L. CARINO James L. Carino	Director	February 19, 2007

John J. Delaney	Director	February 19, 2007

/s/ MICHAEL J. DONNELLY Michael J. Donnelly	Director	February 19, 2007

/s/ WILLIAM J. GATTI William J. Gatti	Director	February 19, 2007

/s/ RUTH M. GRANT Ruth M. Grant	Director	February 19, 2007

Signature	Title	Date

/S/ JEFFREY D. GRUBE Jeffrey D. Grube	Director	February 19, 2007

/S/ FRANK W. JONES Frank W. Jones	Director	February 19, 2007

/S/ JOSEPH A. KIRK Joseph A. Kirk	Director	February 19, 2007

/S/ SAMUEL LEVY Samuel Levy	Director	February 19, 2007

/S/ JAMES V. MILANO James V. Milano	Director	February 19, 2007

/S/ JAMES C. MILLER James C. Miller	Chairman of the Board, Chief Executive Officer and Director	February 19, 2007

Christine J. Olson	Director	February 19, 2007

/S/ ALAN PAPERNICK Alan Papernick	Director	February 19, 2007

Myles D. Sampson	Director	February 19, 2007

/S/ CHARLES A. SPADAFORA Charles A. Spadafora	Director	February 19, 2007